                                                            Exhibit A
                                                            ---------


                    AGREEMENT REGARDING THE JOINT FILING OF
                                 SCHEDULE 13G

                             _____________________


The undersigned hereby agree as follows:

          (i) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

          (ii) Each of them is responsible for the timely filing of such
Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  February 11, 2000            INFORMATION PARTNERS CAPITAL FUND, L.P.

                                    By: Information Partners
                                    Its:   General Partner



                                    By: /s/ David Dominik
                                       --------------------------------------
                                            A Managing Director

                                    INFORMATION PARTNERS


                                    By: /s/ David Dominik
                                       --------------------------------------
                                            A General Partner



                              Page 17 of 18 Pages

                                           /s/ David Dominik
                                       --------------------------------------
                                               David Dominik


                                           /s/ Mark Nunnelly
                                       --------------------------------------
                                               Mark Nunnelly


                                           /s/ Stephen G. Pagliuca
                                       --------------------------------------
                                               Stephen G. Pagliuca


                                         BAIN CAPITAL PARTNERS IV, L.P.

                                         By:  Bain Capital Investors, Inc.
                                         Its:  General Partner


                                         By: /s/ David Dominik
                                       --------------------------------------
                                                 A Managing Director


                                         BCIP ASSOCIATES


                                         By: /s/ David Dominik
                                       --------------------------------------
                                                 A General Partner



                                         BCIP TRUST ASSOCIATES, L.P.


                                         By: /s/ David Dominik
                                       --------------------------------------
                                                 A General Partner


                              Page 18 of 18 Pages